Recording Requested By and
When Recorded Mail To:

Morrison & Foerster
345 California Street
San Francisco, CA 94104-1250
Attn:  Caryl B. Welborn, Esq.

AMENDED AND RESTATED
DEED OF TRUST, SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS
AND FIXTURE FILING

(150 Almaden/185 Park)


            THIS AMENDED AND RESTATED DEED OF TRUST is made as of the ______ day of November, 1994, by JMB/SAN JOSE ASSOCIATES, an Illinois general partnership, whose sole general partners are JMB Income Properties, Ltd.-XI, an Illinois limited partnership and JMB Income Properties, Ltd.-XII, an Illinois limited partnership, having its principal place of business at 900 N. Michigan Avenue, Chicago, Illinois 60611 (herein referred to as "Trustor") to COMMONWEALTH LAND TITLE COMPANY, subject to substitution as provided in Section 44 (herein referred to as "Trustee") in favor of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Hartford, Connecticut 06152-2215 (hereinafter referred to as "Beneficiary").

                       W I T N E S S E T H:

            THAT, to secure (i) payment to Beneficiary of the principal indebtedness of Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00), together with interest thereon, as evidenced by that certain Amended and Restated Promissory Note (hereinafter referred to as the "Note") of even date herewith, and any renewals, extensions or modifications thereof, given by Trustor to Beneficiary and made payable to the order of Beneficiary in and by which Note the Trustor promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note, (ii) the performance of the covenants herein contained and the payment of any monies expended by the Beneficiary in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Trustor under any other loan documents, agreements or instruments between Trustor and Beneficiary given in connection with or related to this Deed of Trust or the Note, including, without limitation, the Environmental Indemnification Agreement (the "Environmental Indemnity") of even date from Trustor, among others, in favor of Beneficiary, and (iv) any and all additional advances made by Beneficiary to protect or preserve the Security or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Trustor's obligations hereunder or for any other purpose provided herein (whether or not the original Trustor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Trustor being herein called the "Indebtedness", and all of the documents, agreements and instruments between Trustor and Beneficiary now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness, being herein collectively called the "Loan Documents"); the Trustor does hereby mortgage, grant, bargain, sell, assign, pledge, transfer, and convey unto Trustee and to Trustee's successors and assigns, in trust, with power of sale and right of entry and possession, all of the following described land, improvements, real and personal property and rents and leases and all of Trustor's estate, right, title and interest therein (hereinafter collectively called the "Security"):

            The land described in Exhibit A attached hereto and made a part hereof situate, lying and being in the City of San
Jose, County of Santa Clara, and State of California (the "Land");

            TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof, including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the "Improvements");

            TOGETHER with all of the right, title and interest of Trustor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

            TOGETHER with the right to use, in perpetuity, in connection with the operation of the Security any trademarks owned by Trustor, service marks or tradenames, and good will of Trustor associated therewith, used in connection with the Security;

            TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or the Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals, and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Trustor has a right to drain water or sewage,(iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements, including utility easements;

            TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or state authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Beneficiary, and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same, subject to the provisions of this Deed of Trust, toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Trustor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Trustor's expense, any and all assignments and other instruments reasonably sufficient for the purpose of assigning the aforesaid awards to Beneficiary, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever, subject to the provisions of this Deed of Trust; (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the "Real Property").

            TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

            TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible or intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Trustor, including, but without limitation: all partitions; screens; awnings; shades; blinds; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the store facilities on the Real Property; all telephone, computer and other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by any party other than Trustor, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof, but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by the Trustor;

            TOGETHER with all of Trustor's books of account and records relating to the Security;

            TOGETHER with all proceeds and revenue arising from or out of the Real Property or any part thereof; all bank accounts of Trustor used in connection with operation of the Security or for holding security deposits under leases thereof; any sums of Trustor on deposit with Beneficiary hereunder; any refunds and rebates of taxes and assessments of every kind and nature imposed upon the Security, including all sums held in escrow pursuant to a certain Real Estate Tax Escrow and Security Agreement of even date herewith among Trustor, Beneficiary, and Bank of America, NT & SA Global Escrow Depository Services 8010, all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water, utility service and other service agreements benefiting the Real Property or any part thereof, together with all accounts, accounts receivable, credit card receipts, contract rights, reserve accounts required to be established hereunder, general intangibles, documents, instruments and chattel paper and proceeds of any of the foregoing owned by Trustor arising from or in connection with the Real Property, including all books and records in connection therewith; all rights of Trustor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof; and, Trustor's interest, as lessee, under any lease of property included within the description of Personal Property above (all of the tangible and intangible personal property described in this and the previous two paragraphs, collectively, the "Personal Property");

            TOGETHER with all of Trustor's right, title and interest, as the owner of the Real Property, in, to and under the following instruments: (i) that certain Parking Agreement dated as of June 18, 1985, between Trustor and New Almaden Associates, a California general partnership, (ii) that certain Supplemental Parking Agreement dated as of June 18, 1985, between Trustor and New Almaden Associates, (iii) that certain Parcel 2 Public Parking Covenant and Easement from New Almaden to the Redevelopment Agency of the City of San Jose (the "Agency") and recorded in the Official Records of Santa Clara County, California, as Instrument No. 8566697; and (iv) that certain Parcels 1, 3, and 4 Public Parking Covenant and Easement from Borrower to the Agency and recorded in the Official Records of Santa Clara County, California as Instrument No. 8566696 (such documents are sometimes collectively referred to herein as the "Parking Agreements");

            TOGETHER with all of the right, title and interest of Trustor in and to all and singular the tenements, hereditaments and appurtenances thereunto belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Trustor, either at law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Trustor in or to the Security, and if Trustor shall at any time acquire any further estate or interest in or to Security, the lien of this Deed of Trust shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Trustor, upon request of Beneficiary, shall execute such instrument or instruments as shall reasonably be requested by Beneficiary to confirm such lien, and Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (which appointment is coupled with an interest) to execute all such instruments if Trustor shall fail to do so within ten (10) days after demand, provided, however, that Trustor shall not incur any additional recourse liability as a result of such appointment;

            TO HAVE AND TO HOLD the Security, and each and every part thereof, unto the Trustee and its successors and assigns in trust, for the purposes and uses herein set forth.

            AND, Trustor hereby further covenants, agrees and warrants as follows:

      1. Payment of Indebtedness. Trustor will pay the Indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements and pay all sums provided in (i) each of the Note or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) this Deed of Trust and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Subject to the provisions of Section 36 below, each of the persons and/or entities constituting Trustor hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several.

      2. Covenants of Title. Trustor has good and indefeasible title to the entire Real Property in fee simple, has absolute unencumbered title to the Personal Property, and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances stated in Schedule B, Part 1, of the policy or policies of title insurance delivered to Beneficiary as of the recordation of this Deed of Trust (the "Permitted Encumbrances"), to which this Deed of Trust is expressly subject, or which may hereafter be created in accordance with the terms hereof and to which this Deed of Trust may be subordinated; and Trustor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Beneficiary shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Deed of Trust or otherwise enforce any of the rights of Beneficiary hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

      3. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Note, this Deed of Trust, or any other Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity. In no event shall Trustor be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current legal limit, the right to demand any such excess being hereby expressly waived by Beneficiary.

      4.    Impositions.  Trustor will pay, not later than thirty
(30) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law upon the Security. If any Imposition is not paid within the time hereinabove specified, Beneficiary shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Trustor to Beneficiary and shall be secured by the lien of this Deed of Trust; but Trustor may in good faith contest, at Trustor's own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Trustor first shall deposit with Beneficiary, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Trustor is ultimately required to pay such contested item, or if Trustor shall first post an appropriate bond reasonably satisfactory to Beneficiary from a surety company reasonably acceptable to Beneficiary for the full contested amount, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Trustor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

            Trustor hereby assigns to Beneficiary all rights of Trustor now or hereafter arising in and to the refund of any Imposition and any interest thereon; provided that so long as there exists no default hereunder or under of the other Loan Documents, without regard to any applicable notice and cure periods, Trustor shall be entitled to collect any such refund. If following receipt of any such refund by Beneficiary, there exists an Event of Default (as hereafter defined) or any default under this Deed of Trust or any of the other Loan Documents, or any condition which with the passage of time or the giving of notice or both, shall constitute a default hereunder or thereunder, then Beneficiary may apply said refund in reduction of the Indebtedness in whatever order Beneficiary may elect. Notwithstanding the foregoing to the contrary, Beneficiary shall not be entitled to apply in reduction of the Principal Indebtedness the portion of any such refund which Trustor is required to refund to a tenant under a tenant lease. If following receipt of any such refund by Beneficiary no such default or Event of Default then exists, then Beneficiary shall pay over the same to Trustor promptly after demand.

      5. Tax Deposits. Trustor shall deposit with Beneficiary or with an escrow agent selected by Trustor and reasonably approved by Beneficiary, on the first day of the second calendar month immediately following the date of this Deed of Trust and on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness, a sum equal to one-twelfth of the Impositions to be levied, charged, assessed or imposed upon or for the Security within one year after said monthly tax deposit date. If on any monthly tax deposit date the amount of Impositions to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Trustor hereunder, shall be reasonably estimated by Beneficiary, with appropriate adjustment when the amount of such Impositions is fixed.

            If the sums deposited by Trustor under this Section shall be held in an interest-bearing account, such interest shall be retained by Beneficiary and free of trust except to the extent, if any, that applicable law shall otherwise require, and all such sums and interest shall be applied in payment of such Impositions when due. Trustor shall give thirty (30) days prior written notice to Beneficiary in each instance when an Imposition is due, specifying the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 4 hereof entitled "Impositions".

            Notwithstanding the foregoing provision and so long as Trustor holds title to and controls the Security, Impositions are paid in full when due and there has been no default, or any state of facts which, with the passage of time or giving of notice, or both, would constitute a default under the Loan Documents, the interest (if any) earned by such escrows, less reasonable escrow costs, will be paid to Trustor on each real estate tax payment date.

            If for any reason the sums on deposit with Beneficiary or escrow agent under this Section shall not be sufficient to pay an Imposition within the time specified in Section 4 hereof, then Trustor shall, within fifteen (15) days after written demand by Beneficiary, deposit sufficient sums so that Beneficiary may pay such Imposition in full, together with any penalty and interest thereon. Beneficiary may change its estimate of Impositions for any period, on the basis of a change in an assessment or tax rate or equalization factor or on the basis of a prior miscalculation or for any other reason, in which event Trustor shall deposit with Beneficiary or escrow agent within fifteen (15) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

            If any Imposition shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Imposition shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Deed of Trust, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Imposition and Trustor shall not have the right to apportion any deposit with respect to such Imposition.

            Upon an assignment of this Deed of Trust by Beneficiary, Beneficiary shall transfer all amounts deposited and still in its possession to the assignee and Beneficiary shall thereupon be completely released from all liability with respect to such deposit arising after such assignment and Trustor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

            Upon the payment in full by Trustor of the entire
Indebtedness, any sums then held by Beneficiary under this Section shall be refunded promptly to Trustor.

            All amounts deposited shall be held by Beneficiary as additional security for the sums secured by this Deed of Trust, and Trustor hereby grants to Beneficiary a security interest in such sums, and upon the occurrence and continued existence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Beneficiary may elect.

            Immediately upon receipt of such by Trustor, Trustor shall deliver to Beneficiary copies of all notices, demands, claims, bills, and receipts in relation to the Impositions.

            Notwithstanding the foregoing provisions, Beneficiary will waive the requirement for deposits as to that portion of Impositions payable directly to the governmental or other authority by tenants under the terms of leases approved by Beneficiary, provided satisfactory proof of payment is promptly furnished to Beneficiary.

      6. Change in Taxes. In the event any tax shall be due or become due and payable to the United States of America, any state or any political subdivision thereof with respect to the execution and delivery or recordation of this Deed of Trust or any other Loan Document or the interest of Beneficiary in the Security, Trustor shall pay such tax at the time and in the manner required by applicable law and Trustor shall hold Beneficiary harmless and shall indemnify Beneficiary against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State, or local purposes, or the manner of collection of any Impositions, so as to affect this Deed of Trust or the Note secured hereby, then Trustor shall upon demand make such payments to Beneficiary and take such other steps, as may be necessary in Beneficiary's reasonable judgment, to place Beneficiary in the same financial position as it was prior to any such enactment, failing which, or if Trustor is not permitted by law to make such payments, the Indebtedness shall, at the option of Beneficiary, become due and payable one hundred twenty (120) days after Beneficiary's demand.

      7.    Insurance.

            (a) Trustor will at all times, unless otherwise indicated, provide, maintain and keep in force:

                  (i)   policies of insurance insuring the
Security against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, and malicious mischief; and against such other risks or hazards as Beneficiary from time to time reasonably may designate in an amount sufficient to prevent Beneficiary or Trustor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

                 (ii) comprehensive general liability insurance in a minimum amount of $1,000,000, and excess or umbrella liability of at least $10,000,000. Any proceeds of such liability insurance shall not be included in the term "Insurance Proceeds" as defined in Section 8;

                (iii)   policies of insurance insuring the
Security against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to subparagraph (i) above in an amount equal to not less than one year's gross "rental value" of the improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped by Trustor and (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Trustor and (C) the fair rental value of any portion of such buildings which is occupied by Trustor. Trustor hereby assigns the proceeds of such insurance to Beneficiary, to be applied in payment of the interest and principal on the Note secured by this Deed of Trust, insurance premiums, taxes, assessments and private impositions until such time as such buildings shall have been restored and placed in full operation, at which time, provided there then exists no default under this Deed of Trust, the balance of such insurance proceeds, if any, held by Beneficiary shall be returned to Trustor. Such insurance proceeds shall not be included in the term "Insurance Proceeds" as defined in Section 8;

                 (iv) flood insurance upon the Security in the event that such insurance is commercially available pursuant to the provisions of the Flood Disaster Protection Act of 1973 or other applicable legislation (Beneficiary reserves the right to require that Trustor secure flood insurance in excess of the amount provided by the Flood Disaster Protection Act of 1973 if such insurance is commercially available up to the amount provided in subparagraph (i) above);

                  (v)   boiler and pressure vessel insurance,
including air tanks, pressure piping and major air conditioning equipment, provided any building which constitutes a part of the Security contains equipment of the nature ordinarily covered by such insurance, in such an amount as Beneficiary may require;

                 (vi) war risk insurance upon the Security as and when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at a reasonable premium, in any amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations, and footings below the lowest basement floor) without deduction for physical depreciation, to the extent obtainable, and if not so obtainable, in the maximum amount obtainable;

                (vii) during any period of restoration under this Section 7 or Sections 8 or 9, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Improvements against such risks (including, without limitation, fire and extended coverage, collapse of the Improvements and earthquake coverage to agreed limits) as Beneficiary may request, in form and substance acceptable to Beneficiary; and

               (viii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, if any, as may from time to time be reasonably required by Beneficiary against the same or other insurable hazards which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of buildings thereon and their construction, use and occupancy.

            (b)   All policies of insurance required under this
Section 7 shall be issued by companies approved by Beneficiary which shall have Best's ratings of not less than A:XII, shall be subject to the reasonable approval of Beneficiary as to amount, content, form and expiration date, shall contain a Non-Contributory Standard Mortgagee Clause and the Lender's Loss Payable Endorsement (Form 438 BFU NS), or their equivalents, in favor of Beneficiary, shall name Beneficiary as an additional insured, and shall provide that the proceeds thereof shall be payable to Beneficiary (to the extent of its interest). Beneficiary shall be furnished with the original insurance certificates evidencing each policy required to be provided by Trustor hereunder, which certificates shall provide that such policies shall not be modified or cancelled without thirty (30) days written notice to Beneficiary. At least thirty (30) days prior to expiration of any policy required to be provided by Trustor hereunder, Trustor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Trustor shall furnish Beneficiary receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Beneficiary. In the event that Trustor does not deposit with Beneficiary a new policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor and Trustor agrees to repay to Beneficiary the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

            (c) Trustor hereby assigns to Beneficiary all proceeds of any insurance which Trustor may be entitled to receive for loss or damage to the Security. In the event of any loss or damage to the Security, all insurance proceeds shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of the insurance proceeds directly to Beneficiary. In the event that any such insurance proceeds or condemnation awards are paid directly to Trustor, Trustor shall make such proceeds or awards available to Beneficiary within ten (10) days of Trustor's receipt thereof. Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for loss, damage or destruction to the Security in excess of $500,000, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, and Trustor hereby authorizes the application or release by Beneficiary of any such insurance proceeds under any policy or policies of insurance. The application or release by Beneficiary of any such insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. In the case of loss or damage to the Security in an amount not more than Five Hundred Thousand Dollars ($500,000), Trustor shall have the right, without Beneficiary's consent but subject to the requirements on application or use thereof set forth herein, provided that there then exists no default, or condition which with the passage of time or giving of notice, would constitute a default hereunder or under any of the Loan Documents, to (i) receive all such insurance proceeds, and (ii) settle, adjust or compromise such claim.

            (d) In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Security in extinguishment, in whole or in part, of the Indebtedness, all right, title and interest of Trustor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the Insurance Proceeds are actually received and applied to reduce the principal balance outstanding.

      8.    Casualty.

            (a) Occurrence of Casualty. After the happening of any casualty to the Security, whether or not required to be insured against under the policies to be provided by Trustor hereunder, Trustor shall give prompt written notice thereof to Beneficiary generally describing the nature and cause of such casualty and the extent of the damage or destruction to the Security.

            (b) Application of Insurance Proceeds. As used herein, "Insurance Proceeds" means all proceeds of any insurance which Trustor may be entitled to receive for loss or damage to the Security, other than insurance proceeds under Section 7(a)(ii) and
Section 7(a)(iii). In the case of loss or damage to the Security in an amount not more than Five Hundred Thousand Dollars ($500,000), Trustor shall have the right, without Beneficiary's consent but subject to the requirements on application or use thereof set forth herein, provided that there then exists no default, or condition which with the passage of time or giving of notice, would constitute a default hereunder or under the Loan Documents, to (i) receive all Insurance Proceeds, and (ii) settle, adjust or compromise such claim. If within one hundred twenty
(120) days after the casualty Beneficiary receives Trustor's request to release the Insurance Proceeds to pay for restoration of the Deed or Trust Property, Beneficiary shall release the Insurance Proceeds (less Beneficiary's reasonable out of pocket expenses for collecting and disbursing the Insurance Proceeds, or otherwise incurred in connection with said casualty) provided:
(i) there is no existing default under the Loan Documents; (ii) not more than 30% of the Improvements are damaged; (iii) Trustor can demonstrate to Beneficiary's reasonable satisfaction that Trustor has the financial ability to pay the scheduled debt service and other amounts which may become due, if any, under the Loan Documents, during reconstruction from the proceeds of rent insurance or otherwise; (iv) such damage or destruction occurs prior to the last Loan Year (as defined in the Note) (v) Insurance Proceeds are released held in escrow and released under funding arrangements reasonably satisfactory to Beneficiary, including, without limitation, those set forth in Section 8(e) hereof; (vi) the excess of annual income from leases then in effect and approved by Beneficiary that will survive the Restoration, or otherwise satisfying the requirements of the Loan Documents such that Beneficiary's approval is not required, over all operating expenses and real estate taxes incurred with respect to the Security during the year prior to the damage, is at least 1.20 times the annual debt service payments required under the Note. The Insurance Proceeds, and any other amounts which are contributed to the Restoration, if any, are called the "Restoration Funds". In the event that the Insurance Proceeds are released by Beneficiary as provided under this grammatical paragraph, and provided that Trustor meets and is otherwise in compliance with the requirements of this Deed of Trust, Trustor shall not be required to contribute any additional amounts to the Insurance Proceeds for the purposes of increasing Restoration Funds or effectuating the Restoration. However, in the event that Beneficiary is not obligated to release funds under this Deed of Trust, but may elect to release such funds, Beneficiary may require that additional funds be contributed by Trustor as a condition to such release.

            Upon release of the Restoration Funds, Trustor shall commence and diligently pursue to completion in accordance with this Section 8 repairs to the portion of the Security that has been partially damaged or destroyed, in compliance with all legal requirements and to the same condition, character and at least equal value and general utility as nearly as possible to that existing prior to such damage or destruction (the "Restoration"). In the event that Beneficiary is not obligated to release the Insurance Proceeds for Restoration under the preceding grammatical paragraph, Beneficiary may, at its option, elect to apply the Insurance Proceeds to the reduction of the indebtedness secured by this Deed of Trust in such order as Beneficiary may determine, or to the cost of Restoration, and at Beneficiary's option and in its sole discretion, Beneficiary may, within one hundred twenty (120) days of such damage or destruction, declare the entire Indebtedness secured hereby immediately due and payable without any prepayment premium.

            (c) Requirements for Restoration. In the event the Restoration Funds are to be used for the Restoration, Trustor shall, prior to the commencement of any construction work on the Security in connection with the Restoration (the "Work"), deliver to Beneficiary (i) complete plans and specifications for the Work which (A) have been approved by all governmental authorities whose approval is then required, (B) bear the signed approval of an architect satisfactory to Beneficiary ("Architect") and (C) are accompanied by Architect's signed estimate of the total estimated cost of the Restoration which shall provide that upon completion of the Work, the Improvements shall be at least equal in value and general utility to their value and general utility immediately prior to the damage or destruction or condemnation (such plans and specifications shall be subject to Beneficiary's approval, which approval shall not be unreasonably withheld (the "Approved Plans")); (ii) copies of all permits and approvals (temporary or permanent) required by law in connection with the commencement and conduct of the Restoration; (iii) a contract for construction executed by Trustor and a contractor reasonably satisfactory to Beneficiary ("Contractor") in form, scope and substance satisfactory to Beneficiary (including the customary retention) for performance of the Work; and (iv) if the estimated cost of the Restoration exceeds Five Hundred Thousand Dollars ($500,000), a surety bond for and/or guarantee satisfactory to Beneficiary of payment for and completion of, the Restoration, which bond or guarantee shall be (A) in form, scope and substance satisfactory to Beneficiary, (B) signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Beneficiary, and (C) in an amount not less than Architect's total estimated cost of completing the Restoration less the amount of the net Insurance Proceeds, if any, then held by Beneficiary.

            (d) Performance of Restoration. Trustor shall not commence any portion of the Work, other than temporary work to protect the Improvements or prevent interference with business, until Trustor shall have complied with the requirements of Section 8(c). After commencing the Work, Trustor shall perform or cause Contractor to perform the Work diligently and in good faith in accordance with the Approved Plans.

            (e) Disbursement of Restoration Funds. Beneficiary shall disburse the Restoration Funds in increments to Trustor or to parties to whom payments for work are then due, as Beneficiary shall elect from time to time as the Work progresses, to pay (or reimburse Trustor for) the costs of the Restoration, but subject to the following conditions, any of which Beneficiary may waive in its sole discretion:

                  (i)   The Work shall be in the charge of an
experienced construction manager reasonably satisfactory to Beneficiary (which may be an employee of Trustor or its affiliates) with the consultation of Architect;

                 (ii) Beneficiary shall make such payments not more often than at thirty (30) day intervals and only upon not less than ten (10) days' prior written notice from Trustor to Beneficiary and Trustor's delivery to Beneficiary of (A) Trustor's written request for payment (a "Request for Payment") accompanied by a certificate by Architect in form, scope and substance reasonably satisfactory to Beneficiary which states that all of the Work completed to that date has been done in compliance with the Approved Plans and in accordance with applicable law, that the amount requested has been paid or is then due and payable and is properly a part of the cost of the Restoration and that when added to all sums, if any, previously paid out by Beneficiary, the requested amount does not exceed the value of the Work done to the date of such certificate; (B) evidence reasonably satisfactory to Beneficiary that there are no mechanic's or similar liens for labor or material supplied in connection with the Work to date or that any such liens have been adequately provided for to Beneficiary's reasonable satisfaction; and (C) evidence reasonably satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments will be sufficient to pay for the Restoration not then completed (giving in such reasonable detail as Beneficiary may require an estimate of the cost of such completion). Each Request for Payment shall be accompanied by waivers of liens reasonably satisfactory to Beneficiary covering that part of the Work previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Beneficiary that no mechanic's liens or other liens or instruments for the retention of title in respect of any part of the Work have been filed against the Security and not discharged of record or otherwise bonded over or insured over to Beneficiary's reasonable satisfaction and that, except as otherwise expressly permitted herein, no encumbrance exists on or affecting the Security other than encumbrances, if any, which are set forth in the title policy issued to Beneficiary insuring the lien of this Deed of Trust;

                (iii) There shall then exist no Event of Default by Trustor under the Note or under any other Loan Documents, or any state of facts existing which, with the giving of notice or the passage of time or both, would constitute an Event of Default; and

                 (iv) Any final Request for Payment after the Restoration has been completed shall be accompanied by a copy of any permanent or temporary certificate or certificates required by law (the "Certificate of Occupancy"), if any, to render occupancy of the Improvements legal.

            Upon Beneficiary's receipt of the Certificate of Occupancy for the Improvements and final lien waivers evidencing that the Restoration has been completed and the costs thereof paid in full, and satisfactory evidence that no mechanic's or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Security and provided that Trustor is not then in default under any of the Loan Documents, Beneficiary shall pay any remaining Restoration Funds then held by Beneficiary to Trustor; provided, however, nothing contained herein shall prevent Beneficiary from applying at any time the whole or any part of the Restoration Funds to the curing of any Event of Default under the Loan Documents.

            (f)   Application of Restoration Funds to
Indebtedness. If, within sixty (60) days after the occurrence of any damage or destruction to the Security requiring Restoration, Trustor fails to request that the Insurance Proceeds be disbursed as above permitted; or if, within one hundred twenty (120) days after the occurrence of such damage or destruction to the Security (unless, in the event that Beneficiary is not obligated to permit Trustor to restore the Security under subparagraph (b) above, but nevertheless elects to do so, then one hundred twenty (120) days from such election), Trustor (i) fails to submit to Beneficiary and receive Beneficiary's approval of plans and specifications or
(ii) fails to deposit with Beneficiary any additional amounts which may be required by Beneficiary in accordance with this Deed of Trust to accomplish the Restoration, or (iii) Trustor fails to commence promptly or diligently continue to completion the Restoration after such plans and specifications are approved by all such governmental authorities and Beneficiary, or (iv) Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration; then, in addition to all of the rights herein set forth and after thirty
(30) days' written notice of the nonfulfillment of one or more of the foregoing conditions, Beneficiary, or any lawfully appointed receiver of the Security, may at their respective options, (A) perform or cause the Work to be performed, and may take such other steps as they deem advisable to perform the Work, and may enter upon the Security for the foregoing purposes and/or (B) apply the Restoration Funds then or thereafter held by Beneficiary to reduce the unpaid Indebtedness in such order as Beneficiary may elect without prepayment premium. Any application of such proceeds to the Indebtedness shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Note (based on a reamortization, as applicable), provided, however, that if there exists an Event of Default, the prepayment fee (prorated based upon the amount being prepaid) as provided in the Note shall also be due.

            (g) Payment of Restoration Funds to Trustor. In the event that Beneficiary applies all or any portion of the Restoration Funds to reduce the unpaid Indebtedness as provided in this Section 8, after payment in full of all sums secured by the Loan Documents, any remaining Restoration Funds shall be paid to Trustor.

      9. Condemnation. Should the Security or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and may, at its option, commence, appear in and prosecute in its own name any action or proceeding or make any compromise or settlement in connection with such taking or damage.

In no event shall Trustor commence, appear in and prosecute any action or proceeding or make any compromise or settlement in connection with such taking or damage without the prior written consent of Beneficiary. All such compensation, awards, damages, rights of action and proceeds (the "Condemnation Proceeds") are hereby assigned to Beneficiary, who shall, after deducting therefrom all its reasonable expenses, including attorneys' fees, and so long as there is no default hereunder or under the Loan Documents or any condition which, with the passage of time or the giving of notice or both, would constitute a default hereunder or thereunder, apply or release the Condemnation Proceeds to repair any damage to the Improvements remaining on the portion of the Security not subject to the taking, as provided in Section 8 above with respect to disposition of Insurance Proceeds; provided, however, that if the taking results in a loss of the Security to an extent which, in Beneficiary's sole and absolute opinion, renders or will render the Security not economically viable, or otherwise impairs or will impair Beneficiary's security under the Loan Documents, Beneficiary may apply all or any part of the Condemnation Proceeds to reduce the unpaid Indebtedness in such order as Beneficiary may elect. Any application of such proceeds to the principal indebtedness shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Note (based on a reamortization, if applicable); provided, however, that if there exists an Event of Default, the prepayment fee (prorated on the basis of the amount being prepaid) as provided in the Note shall also be due. Beneficiary may require a contribution of additional funds for the repair or restoration of the Security as a condition to releasing Condemnation Proceeds for such purpose.

            Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the Condemnation Proceeds are actually received and applied to reduce the principal balance outstanding.

      10. Repair; Alterations; Waste. Trustor shall keep all of the Security in good repair, and expressly agrees that it will neither permit nor commit any waste upon the Security nor do any other act or suffer or permit any act to be done, whereby the Security or the lien hereof may be impaired, and shall comply with all zoning laws, building codes, subdivision laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security, provided that compliance with environmental laws shall be governed by Section 11 hereof.
Subject to the provisions of Sections 8 and 9 hereof, Trustor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Trustor agrees not to initiate or acquiesce in any material zoning variance or reclassification which materially affects the Security, without Beneficiary's prior written consent, which consent shall not be unreasonably withheld.

Trustor shall not construct any additional building or buildings or make any other improvements on the Land nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Beneficiary.

            In furtherance but not in limitation of Trustor's obligations hereunder, Trustor shall implement the ADA compliance requirements described as items to be addressed in the "ADA Worksheets" (8 pages) for the Security prepared in 1991 and transmitted to Beneficiary by letter dated September 7, 1994.

            If Trustor fails to observe any of the provisions of this Section or suffers or permits any Event of Default to exist under this Section, Beneficiary or a lawfully appointed receiver of the Security at their respective options, from time to time, may perform, or cause to be performed, any and all repairs and such other work as they deem necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and, except for Beneficiary's gross negligence and willful misconduct, Trustor hereby waives any claim against Beneficiary and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section. Trustor shall within ten (10) days of written demand repay to Beneficiary and such receiver, with interest at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Deed of Trust.

            Trustor represents and warrants that there are and at all times will be at least 689 parking spaces on and as part of the Security.

      11.   Environmental.

            (a)   Except as disclosed in that certain
environmental audit dated August, 1994 and prepared by Blasland, Bouck & Lee, Inc., a copy of which has been furnished to Beneficiary (the "Environmental Audit"), or in that certain Borrower's Certificate by Trustor of even date herewith (the "Borrower's Certificate"), Trustor represents and warrants that, Trustor has not used and will not use, in violation of any of the Environmental Laws (hereinafter defined) and, to the best of Trustor's knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security has used or is using Hazardous Materials (hereinafter defined) on, from or affecting the Security in any manner that violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials, and that, to the best of Trustor's knowledge, no Hazardous Materials have been disposed of on or within the Security in violation of any of the Environmental Laws, intentionally or unintentionally, directly or indirectly, by any person whether related or unrelated to Trustor nor have any Hazardous Materials migrated onto or from the Security in violation of any Environmental Laws (hereinafter defined).
Trustor covenants that it will use reasonable efforts to not permit or suffer any violation of any Environmental Laws (hereinafter defined).

            (b) For purposes of this Deed of Trust, "Hazardous Materials" shall mean and include all products or substances which are or contain petroleum, natural gas, natural gas liquids, asbestos or polychlorinated biphenyls or any chemicals known to cause cancer or reproductive toxicity and published pursuant to California Health and Safety Code Sub-Section 25249.5 et. seq and those elements, compounds, materials, mixtures and substances which are now or hereafter are contained in any list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any other Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect, including, without limitation, the Federal Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C. Sub-Section 9601 et seq., the Federal Hazardous Materials Transportation Act, the Federal Resource Conservation and Recovery
Act, as amended, 42 U.S.C. Sub-Section 6901 et seq., the Federal Toxic Substance Control Act, 15 U.S.C. Sub-Section 2601 et seq., the Federal Clean Air Act, the Federal Water Pollution Control Act, the
California Health & Safety Code (including without limitation those chemicals known to cause cancer or reproductive toxicity, Sub-Section 25249.5, et seq.,) or rules and regulations of the EPA, the California Department of Health Services or any other agency or governmental board or entity having jurisdiction over the Security (collectively, the "Environmental Laws").

            (c) Except as may be disclosed in the Environmental Audit or in the Borrower's Certificate, Trustor represents and warrants that, to its actual knowledge, as of the date hereof, no use, generation, manufacture, production, treatment, storage or disposal of any Hazardous Materials has occurred or is occurring on or within the Security in violation of any of the Environmental Laws and that Trustor will use reasonable efforts to not permit or suffer any such use, generation, manufacture, production, treatment, storage or disposal of Hazardous Materials on, under, about or within the Security in violation of any of the Environmental Laws or permit any lien or designation regarding environmental matters under any California or Federal law, rule, or regulation to attach to the Security or any portion thereof or any interest therein. Trustor represents and warrants that, to its actual knowledge, as of the date hereof, it has not received any notice from any governmental agency or any tenant of the Security with regard to such Hazardous Materials, and has received no notice that the environmental condition of the Security is in violation of any Environmental Law.

            (d) Except as may be disclosed in the Environmental Audit or in the Borrower's Certificate, Trustor represents and warrants that Trustor has not installed on or in the Security any asbestos containing material and, to Trustor's actual knowledge as of the date hereof, the Security does not contain, and has not in the past contained, any asbestos containing material in friable form, and there is no current or potential airborne contamination of the Security by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the building(s).

            (e) Trustor represents and warrants that, to its actual knowledge, as of the date hereof, it has not received any notice that the soil, surface water, and ground water of or on the Security are not free from any spills of oil or other solid or liquid waste, toxic or hazardous substance or contaminate, and Trustor has no actual knowledge of any such spill.

            (f) In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Security (or any portion thereof), Trustor shall within forty-five
(45) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by contractors reasonably approved in advance by Beneficiary, and under the supervision of a consulting engineer reasonably approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Trustor including, without limitation, Beneficiary's reasonable attorneys' fees and out of pocket costs incurred in connection with monitoring or review of such Remedial Work. In the event Trustor shall fail to timely prosecute to completion such Remedial Work, after the expiration of any applicable notice and cure periods, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed and all reasonable costs and expenses thereof, or incurred in connection therewith, shall be payable by Trustor within ten (10 days after written demand.

            Trustor shall have the right to contest, at Trustor's sole cost and expense, Trustor's requirement of any Remedial Work provided that: (i) as a condition to any such contest, Trustor shall deliver to Beneficiary, at Trustor's sole cost and expense, such test results, consultants' reports and other information regarding the then current environmental condition of the Security and the effect that any additional delay that may result from any such contest would have on such environmental condition, as Beneficiary may reasonably require; (ii) Trustor shall have no right to contest if the delay that might result from any such contest would result in any deterioration in the environmental condition of the Security or any portion thereof or in any deterioration in the environmental condition of any other property; (iii) Trustor shall have no such right to contest if, as a result of such contest, any governmental agency would have the right to claim a lien on all or any portion of the Security; and
(iv) Trustor shall give prior written notice to Beneficiary of Trustor's intention to exercise such right of contest and, upon written request of Beneficiary, shall deliver to Beneficiary a good and sufficient bond or other security reasonably satisfactory to Beneficiary for the costs which would be incurred in complying with such requirement of Remedial Work.

            (g) Trustor shall provide Beneficiary with prompt written notice (a) upon Trustor's becoming aware of any release or threat of release of any Hazardous Materials upon, under or from the Security in violation of any of the Environmental Laws; (b) upon Trustor's receipt of any notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Materials located upon or under or emanating from the Security; and (c) upon Trustor's obtaining knowledge of any incurrence of expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Materials located upon or under or emanating from the Security.

            (h) In the event that (1) there exists an Event of Default hereunder or under any of the Loan Documents or (2) Beneficiary reasonably believes that there may be a violation or threatened violation by Trustor of any requirements of Environmental Law or a violation or threatened violation by Trustor of any covenant under this Section 11, Beneficiary is authorized by itself, its agents, employees or workmen to enter at any reasonable time upon any part of the Real Property for the purposes of inspecting the same for Hazardous Materials and Trustor's compliance with this Section 11 and such inspections may include, without limitation, soil borings. Beneficiary's rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Trustor acknowledges that, pursuant to California Code of Civil Procedure
Section 564(c), as such Section may be amended from time to time, Beneficiary may be entitled to the appointment of a receiver to enforce its rights under California Civil Code Section 2929.5. Trustor agrees to pay to Beneficiary, upon Beneficiary's demand, all out of pocket expenses, costs or other amounts incurred by Beneficiary in performing any inspection and/or testing for the purposes set forth in this clause (i), including, without limitation, all out of pocket expenses, costs or other amounts incurred by Beneficiary in obtaining the appointment of a receiver as aforesaid. Beneficiary is under no duty, however, to visit or observe the Real Property or to conduct tests, and any such acts by Beneficiary shall be for the sole purpose of protecting Beneficiary's security and preserving Beneficiary's and Trustee's rights under the Loan Documents. In no event shall any site visit, observation or testing by Beneficiary be a representation that Hazardous Materials are or are not present in, on, or under the Real Property, or that the construction is free from defective materials or workmanship, or that there has been or shall be compliance with any Loan Document or any applicable governmental law. Neither Trustor nor any other party is entitled to rely on any site visit, observation or testing by Beneficiary.
Beneficiary owes no duty of care to protect Trustor or any other party against any Hazardous Materials, any negligent or defective design or construction of the Improvements, or any other adverse condition affecting the Real Property.

            (i) The foregoing provisions of this Section 11 do not apply to any ordinary use and incidental storage of small and insignificant amounts of substances reasonably necessary for the regular and ordinary maintenance of the Real Property, or consumed in the regular and ordinary use of common office business machines, nor to gasoline, oil, and other ordinary automotive fluids to the extent that they are contained in the common and ordinary manner in motor vehicles visiting the Real Property, in each case provided that the same does not constitute a violation of any of the Environmental Laws.

      12. Independence of Security. Trustor shall not hereafter by act or omission permit any building or other improvement on premises not subject to the lien of this Deed of Trust to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Trustor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, except as provided in the Parking Agreements, no part of the Security shall rely on any premises not subject to the lien of this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Trustor shall not hereafter by act or omission impair the integrity of the Security as a single zoning lot, and as one or more complete tax parcels, separate and apart from all other premises. Any act or omission by Trustor which would result in a violation of any of the provisions of this Section shall be void.

      13. No Other Liens. Trustor shall not consent, agree to, or permit any mortgage, lien, or security interest upon or affecting the Security or any part thereof except for the Permitted Encumbrances (as defined in Section 2 hereof), and as granted or permitted in this Deed of Trust and any other lien or security interest granted to Beneficiary.

            Trustor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Beneficiary, subject to Trustor's right to contest taxes and mechanic's liens in accordance with this Deed of Trust.

      14. Management. Trustor shall at all times retain an entity which is owned by, controlled by or under common control with JMB Realty Corporation or JMB Properties Co. to operate and manage the Security, and no change in such management shall be made without the prior written approval of Beneficiary, except to Heitman Properties, Ltd., and any such attempted change in management without such consent shall be void. The management agreement with JMB Properties Company dated January 1, 1987 may not be modified or amended and any successor agreement may not be entered into or any other management company appointed without Beneficiary's prior written approval. The management agreement, including payment of any fees thereunder or lien to which the manager shall be entitled, must be subordinate to the lien of this Deed of Trust.

      15. Ground Lease. Trustor hereby represents and warrants to Beneficiary that there exist no ground leases relating to or executed in connection with the Security.

      16. Sidewalks, Municipal Charges. Trustor will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Trustor will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and if Trustor fails to do same within any applicable time periods permitted by such law or order, Beneficiary may, upon ten (10) days written notice to Trustor, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Beneficiary and all reasonable out of pocket costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees), with interest thereon at the default rate specified in the Note, shall be a demand obligation of Trustor to Beneficiary, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Deed of Trust.

      17. Assignment of Rents and Leases. Trustor hereby presently, irrevocably, absolutely, and unconditionally grants, transfers, assigns and sets over unto Beneficiary all of its right, title and interest in and to all present and future leases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of the Land and of space in the Improvements together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of said leases provided to the lessor thereunder, profits, income, license fees, concession fees, lease termination fees and issues of the Security (collectively, the "Rents"), to be applied by Beneficiary in payment of the Indebtedness, and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Trustor to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Trustor to enforce any and all of the agreements, terms, covenants and conditions in all of said leases provided and to give notices thereunder. Beneficiary grants to Trustor a revocable license to collect the Rents as they become due and to enforce such leases, so long as no Event of Default exists hereunder. Beneficiary may receive and collect the Rents personally or through a receiver upon the occurrence of an Event of Default so long as any such Event of Default shall exist and during the pendency of any foreclosure proceeding and during any redemption period. Trustor agrees to consent to a receiver if this is believed necessary or desirable by Beneficiary to enforce its rights under this Section.

            Trustor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Beneficiary be first obtained.

            Nothing in this Deed of Trust shall be construed to obligate Beneficiary, expressly or by implication, to perform any of the covenants of Trustor as lessor under any of the leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

            If Beneficiary shall from time to time suffer or permit Trustor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under said leases, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Beneficiary of the rights hereunder and hereby assigned to Beneficiary with respect to any subsequent Rents, or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

      18. Future Leases. Trustor will not hereafter make any lease to any tenant, or amend, modify, terminate, renew or extend any lease (other than a renewal to which a tenant is entitled under the terms of an existing lease or contained in a lease that is subsequently approved by Beneficiary), affecting the Security unless Beneficiary shall first consent in writing to the form and substance of said lease or amendment, modification, renewal or extension, which consent shall not be unreasonably withheld. Leases (or amendments, modifications, renewals or extensions of then existing Leases) submitted for Beneficiary's review and approval shall be deemed approved if Beneficiary fails to respond (e.g. approve, reject, comment about, request more information or other reasonable response) within thirty (30) days from Beneficiary's receipt of the submitted request for approval. Trustor may, however, if the particular circumstances require, request an expedited review, in which case the lease shall be deemed approved if Beneficiary fails to respond within ten (10) business days of receipt. Notwithstanding the foregoing, a lease shall only be deemed approved if (i) the cover letter accompanying the lease submission clearly and conspicuously states that such lease will be automatically deemed approved under the Loan Documents if no response is forthcoming from Beneficiary, along with the date that such automatic approval would be effective,
(ii) such lease will not be used to qualify for the reduction, release or earnout on any letter of credit, escrow, guarantee, indemnification or other form of additional collateral for the loan, nor will such lease be used to qualify for any right or privilege of Trustor under the Loan Documents which is triggered by, among other things, a debt service coverage test (however, leases expressly approved by Beneficiary may be used for such purposes), (iii) the lease submission date commences when Beneficiary actually receives a complete and final draft of the lease at the address for its Investment Services department set forth in the notice provision of this Deed of Trust, (iv) there is not Event of Default under the Loan Documents which remains uncured at the time such lease would be deemed approved, and (v) in the case of "expedited review" requests, the circumstances which require such expedited review are not caused solely by the Trustor, and such circumstances are clearly and fully explained in the cover letter accompanying the lease submission.

            All leases must be subordinate to the lien of this Deed of Trust unless Beneficiary otherwise specifies. Each lease must contain a provision that, upon notice to tenant by Beneficiary, the lease shall become superior, in whole or in part, to the lien of this Deed of Trust. Without limiting the foregoing, Beneficiary hereby reserves the right to subordinate this Deed of Trust to any lease subsequently made by recording in the Official Records of Santa Clara County in which this Deed of Trust is recorded a declaration to that effect, executed by Beneficiary, which declaration once so recorded shall be binding upon the tenant under such lease and such tenant's successors and assigns.

            To the extent any tenant estoppel certificate or agreement from a tenant relating to subordination and attornment for any Lease is required under this Deed of Trust or any other Loan Document, the forms attached hereto as Exhibit B and Exhibit C, respectively, shall be acceptable to Beneficiary for such purposes.

            Trustor will furnish to Beneficiary a true and complete copy of each lease, amendment, modification, extension, or renewal of lease, hereafter made by Trustor with respect to space in the Security within ten (10) days after execution and delivery of each such lease, amendment, modification, extension, or renewal by the parties thereto. Trustor shall also furnish to Beneficiary an original mortgagee subordination and attornment agreement executed by each tenant and an original estoppel, addressed to Beneficiary, from each tenant in form and substance satisfactory to Beneficiary.

            Trustor will from time to time upon demand of Beneficiary, confirm in writing the assignment to Beneficiary of any or all leases of the Land and space in the Improvements, and such written confirmation shall be in such form as Beneficiary shall require and as shall be necessary to make the same recordable.

      19.   Trustor's Obligations as Lessor.

            (a) Trustor shall, at Trustor's cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit there to exist any default in such performance on the part of such lessor or permit any event to occur which would give the tenant under any such lease the right to terminate the same or to offset rent.

            (b) Trustor shall give Beneficiary prompt written notice of any default under any lease or of the receipt by Trustor of any written notice of default from the lessee or its successors or assigns under a lease, and Trustor shall furnish to Beneficiary promptly any and all information which Beneficiary may reasonably request concerning the performance and observance of all covenants, agreements and conditions contained in the leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the leases.

            (c) In the event of any failure by Trustor to keep, observe or perform any covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases, any performance, observance or compliance by Beneficiary pursuant to this Deed of Trust on behalf of Trustor shall not remove or waive, as between Trustor and Beneficiary, the corresponding Event of Default under the terms of this Deed of Trust.

      20. Leases; Foreclosure. Any proceedings or other steps taken by Beneficiary to foreclose this Deed of Trust, or otherwise to protect the interests of Beneficiary hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Deed of Trust, unless Beneficiary specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Trustor or any other defendant in such foreclosure proceeding instituted by Beneficiary to foreclose this Deed of Trust or otherwise protect the interests of Beneficiary hereunder.

      21. Operating Agreements. Trustor will perform its obligations under all agreements relating to or executed in connection with the Security that require or provide for the operation of the Security in any manner and will not enter into any such agreements which would bind Beneficiary if Beneficiary becomes the owner of the Security, except for the Permitted Exceptions and Parking Agreements.

      22. Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Beneficiary to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

            (a) Any payment of any installment of principal or interest due under the Note, or any escrow payment due under any of the Loan Documents, is not received by Beneficiary within five
(5) business days following the date when such payment was due, or any other payment of money or indebtedness as required by this Deed of Trust or by any other Loan Document is not made within ten
(10) days of when due and payable;

            (b) Failure of Trustor in the observance or performance of any covenant, promise or agreement provided in this Deed of Trust or in any other Loan Document other than relating to the payment of indebtedness or money ("failure to perform") for thirty (30) days after written notice to Trustor specifying the nature of the failure to perform; provided, however, that if the nature of such failure to perform is such that the same cannot be cured within such thirty (30) day period, such failure to perform shall not be deemed an Event of Default if Trustor shall within such period commence to cure that failure to perform and thereafter diligently prosecute the cure to completion, but in no event more than one hundred twenty (120) days in the aggregate. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Deed of Trust, and the specific notice and cure or performance period provided for in such provision shall control, except and to the extent that such provision expressly states that such notice or cure period is in addition to notice and cure periods provided elsewhere, and a failure by Trustor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Deed of Trust;

            (c) Any representation, warranty, or statement of Trustor or the managing general partner of Trustor contained herein or in any of the Loan Documents proves to be untrue in any material respect as of the date when made;

            (d) Trustor or the managing general partner of Trustor shall (i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition, provided that, in the case of an involuntary filing, Trustor shall have also failed to obtain a dismissal within ninety (90) days of the petition date, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any jurisdiction, or (iv) make a general assignment for the benefit of creditors;

            (e) A court shall enter an order, judgment or decree appointing, without the consent of Trustor or the managing general partner of Trustor, a receiver or trustee for it or for any of the Security or approving a petition filed against Trustor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety days after it is entered;

            (f) Without the prior written consent of the Beneficiary, which may be given or withheld in Beneficiary's sole and absolute discretion, whether voluntary or involuntary, by operation of law or otherwise, (i) the Security or any portion thereof, or interest therein, shall be mortgaged, encumbered, sold, assigned or otherwise transferred by the Trustor or by operation of law, including without limitation, the sale or execution of a contract to sell or option to purchase, assignment, pledge, grant of a security interest in, conditional sale, execution of a title retention agreement, lease for space within the Security containing an option to purchase, or other alienation of a property interest in the Security, or (ii) JMB Income Properties, Ltd.-XI or JMB Income Properties, Ltd.-XII, both Illinois general partnerships, transfer all or any portion of their respective interests in Trustor or cease to be the co-managing general partners of Trustor, responsible for and in control of the management and affairs of Trustor, or (iii) JMB Realty Corporation, a Delaware corporations, transfers all or any portion of its interest in or ceases to be the managing general partners of JMB Income Properties, Ltd.-XI or JMB Income Properties, Ltd.-XII, or (iv) the partnership agreement of Trustor or of such general partners is cancelled or materially amended or modified. Notwithstanding the foregoing to the contrary:

                  (i) Provided that Beneficiary is notified at least thirty (30) days prior to such transfer, transfers of the partnership interests in Trustor or the partners of Trustor shall be permitted, provided that, immediately following such transfer, JMB Realty Corporation, an Illinois corporation ("JMB") or one or more majority-owned direct or indirect subsidiaries of JMB, or the shareholders of JMB, shall beneficially own and control, directly or indirectly, and in the aggregate, more than fifty percent (50%) of the interests in Trustor and the Security. Without limiting the foregoing, no transfer by a limited partner of its interest in JMB Income Properties, Ltd.-XI or in JMB Income Properties, Ltd.- XII shall constitute an Event of Default under the Loan Documents.

                 (ii) Trustor shall have the right to a one-time sale, transfer or assignment in whole or in part of its interest in the Security to any party of equal qualification and creditworthiness, provided:

                        (A)   there then is no default under the
Loan Documents;

                        (B)   a property inspection by Beneficiary
or Beneficiary's designee shows that all reasonably necessary maintenance on or damage or destruction to the Security has been completed or repaired;

                        (C)   the proposed transferee shall be a
Qualified Real Estate Investor (hereinafter defined);

                        (D)   the aggregate annual debt service
coverage (based on Annual Net Income, as hereinafter defined) on the Indebtedness and any applicable secondary financing exceeds
1.3 times;

                        (E)   the proposed transferee has specific
related real estate experience in the Metropolitan Statistical
Area where the Security is located;

                        (F)   the proposed transferee must own or
manage a minimum of 5,000,000 square feet of office space;

                        (G)   At least 90 days prior to such a
transfer, Trustor must provide Beneficiary with all of the material provisions of such transfer including without limitation the proposed date of transfer, and the name, net worth, background and address of the proposed transferee and the purchase price;

                        (H)   Trustor shall provide Beneficiary
with such evidence as Beneficiary may require that the proposed transferee shall fulfill each and every obligation of Trustor under the Loan Documents and that such transfer shall not affect or impair Beneficiary's security and rights under the Loan Documents;

                        (I)   such transfer may only occur during
the first five Loan Years (as defined in the Note);

                        (J)   such notice received under (vii)
above shall be accompanied by the payment to Beneficiary of a non-refundable fee in the amount of $168,750 in cash or certified check to be retained by Beneficiary in order to induce Beneficiary to allow the proposed transferee to assume the obligations of Trustor under the Loan Documents, and such fee shall be returned to Trustor if Beneficiary disapproves of such transfer;

                        (K)   the loan-to-value ratio based on a
then current appraisal obtained at Trustor's expense and acceptable to Beneficiary must not exceed 75%; and

                        (L)   Trustor shall pay for all of
Beneficiary's costs and expenses associated with the transfer, including without limitation, attorneys' fees charged by Beneficiary's staff counsel or special counsel.

            As used herein, the term "Qualified Real Estate Investor" as any reputable corporation, partnership, joint venture, joint-stock company, trust or individual with a minimum net worth of $50,000,000, real estate assets of $250,000,000, a minimum current cash position of $5,000,000, based in the United States and free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings and shall not have been, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Beneficiary. Beneficiary agrees to be reasonable in the review of such qualifications and agrees that if the prospective purchaser is a partnership, the net worth of the general partners thereof shall be included for the purposes of the foregoing net worth calculation.

            As used herein, the term "Annual Net Income" is defined as actual rental income (adjusted as set forth below), parking income and regular recurring charges paid by current tenants in occupancy of the Security for the preceding six (6) months, multiplied by two (2), less actual operating expenses (adjusted as set forth below) and real estate taxes and assessments relating to the preceding six (6) month period, multiplied by two (2). Rental income shall be reduced by the amount of any outstanding monetary obligations to any tenants (such as free rent, above standard improvements, moving allowances or other monetary tenant inducement for which the landlord has an outstanding responsibility) and shall exclude any extraordinary payment from a tenant which exceeds the regular amounts due throughout its lease term. Operating expenses, if not already included, shall be increased to include any customary annual costs at market rates (such as market rate management fees, repair and maintenance costs, janitorial costs and insurance costs) which an institutional owner would incur as an expense of owning the Security. Operating expenses shall exclude any extraordinary non-recurring expenses.

            With respect to any direct or indirect transfer of interests in the Security or in Trustor permitted under the Loan Documents, Beneficiary may require, as applicable, (i) that the transferee enter into an assumption agreement or other reasonably necessary amendments to any of the Loan Documents, (ii) new UCC financing statements, (iii) copies of organizational documents of any entities directly or indirectly assuming any obligations under the Loan Documents, (iv) an appropriate endorsement to Beneficiary's title insurance policy, (v) an attorney's opinion (as to due organization and authorization of assignee, as well as enforceability of assumption and related transfer documents, but not enforceability of existing Loan Documents) and (v) payment by Trustor of all reasonable costs of Beneficiary (including without limitation, staff and local attorneys' fees) incurred in connection with such transfer; or

            (g)   A default occurs under the Environmental
Indemnity.

      23. Remedies Upon Default. Immediately upon the occurrence of any Event of Default, the Trustee and Beneficiary shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Deed of Trust or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Trustor, to do any or all of the following:

            (a) Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable, by commencing an action to foreclose this Deed of Trust as a mortgage, and/or by delivery to Trustee of a written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Security, which notice Trustee shall cause to be duly filed for record in case of foreclosure by exercise of the power of sale herein.

                  (i)   Beneficiary may elect to cause the
Security or any part thereof to be sold under power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Security which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of same in accordance with applicable law, separate and apart from the sale of the real property. Any sale of any personal property hereunder shall be conducted in a manner permitted by Section 9501 or any other applicable section of the California Commercial Code.

Where the Security consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in such order and manner as is now or hereafter permitted by applicable law.

                 (ii) Without limiting the generality of the foregoing, Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section 9501(4)(a) of the California Commercial Code; and if the Beneficiary elects to proceed in a manner permitted under Section 9501(4)(a) 9 (ii) of the California Commercial Code, the power of sale granted herein shall be exercisable with respect to all or any of the real property, personal property and fixtures covered hereby, as designated by Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property, personal property and fixtures in accordance with the procedures applicable to real property.

                (iii)   Where the Security consists of real
property and personal property, any reinstatement of the obligation secured hereby, following an Event of Default and an election by Beneficiary to accelerate the maturity of said obligation, which is made by Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of California Commercial Code
Section 9501(4)(c)(iii), not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the California Commercial Code; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement or pending at the time of such reinstatement. Any sums paid to Beneficiary in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the secured obligation and to Beneficiary's and Trustee's reasonable out of pocket costs and expenses in the manner required by said Section 2924c.

                 (iv)   Should Beneficiary elect to sell any
portion of the Security which is real property or which is personal property or fixtures that Beneficiary has elected under
Section 9501(4)(a)(ii) of the California Commercial Code to sell together with real property in accordance with the laws governing a sale of real property, Beneficiary and Trustee shall give such notice of sale as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in such notice of sale, shall sell such real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.

                  (v) If the Security consists of several lots, parcels or items of property, Beneficiary may: (i) designate the order in which such lots, parcels or items of property shall be offered for sale or sold, or (ii) elect to offer such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all,or any part of the indebtedness hereby secured. Should Beneficiary decide that more than one sale or other disposition of the Security be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust or any other Loan Document on any part of the Security not sold until all indebtedness secured hereby has been fully paid. In the event that the Beneficiary elects to dispose of the Security through more than one sale, Trustor agrees to pay the costs of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee, its agents and counsel, and to pay all out of pocket expenses, liabilities and advances made or incurred by Trustee and Beneficiary in connection with such sale or sales, together with interest on all such advances made by Trustee at the Default Rate.

                 (vi) Should Beneficiary elect to foreclose by exercise of the power of sale herein, Beneficiary shall also deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of sale having been given as then required by law and after lapse of such time as may then be required by law after recordation of such notice of default, Trustee, without demand on Trustor, shall sell the Security at the time and place of sale fixed by it in such notice of sale as Beneficiary may direct, either as a whole or in separate parcels, as Beneficiary may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Beneficiary shall have the right to direct the order in which separate parcels shall be sold and Trustor shall have no right to direct the order in which separate parcels are sold. Trustee may postpone sale of all or any portion of the Security by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Security, or any portion thereof, so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale.

            (b) Proceed against the Personal Property in accordance with Beneficiary's rights and remedies with respect to the Personal Property, including the right to sell the Personal Property together with the Real Property, separately, and without regard to the remainder of the Security in accordance with Beneficiary's rights and remedies provided by the California Uniform Commercial Code as well as other rights and remedies available at law or in equity.

            (c) Beneficiary may, at Trustor's expense, cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

            (d) Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Beneficiary regarding the Security.

              Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to take possession of the Security and, whether or not Beneficiary has taken possession of the Security, to operate the Security, Trustor hereby waiving any right Trustor might have to object to or oppose any such possession, and to collect and apply the Rents, including those past due and unpaid, in such order and manner as Beneficiary or such receiver in its sole discretion shall consider advisable, to or upon the following, in such order and amounts as Beneficiary shall elect: the expenses of receivership, if any; the proper costs of upkeep, maintenance, repair and/or operation of the Security; the repayment of any sums theretofore or thereafter advanced pursuant to the terms of this Deed of Trust; the interest then due or next to become due upon the Indebtedness; the taxes and assessments upon the Security then due or next to become due; and/or the unpaid principal of such Indebtedness. The collection and/or receipt of Rents from the Security by Beneficiary, its agent or receiver, after declaration of default and election to cause the Security to be sold under and pursuant to the terms of this Deed of Trust, shall not affect or impair such default or declaration of default or election to cause the Security to be sold or any sale proceedings predicated thereon, but such proceedings may be conducted and sale effected notwithstanding the receipt and/or collection of any such Rents. Any such Rents in the possession of Beneficiary, its agent or receiver, at the time of sale and not theretofore applied as herein provided, shall be applied in the same manner and for the same purposes as the proceeds of the sale. Beneficiary's rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time. Except for damage caused by Beneficiary's or Beneficiary's agents', employees', contractors', successors' and assigns' willful misconduct or gross negligence, Trustor hereby waives any claim Trustor may have against Beneficiary for mismanagement of the Security during Beneficiary's operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

            (f) Beneficiary may, at its option, pay, perform or observe any defaulted term, covenant or condition contained herein or in any lease, the Management Agreement, the Parking Agreements or any other Loan Document, and all payments made or out of pocket costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, within ten (10) days after written demand, repaid by Trustor to Beneficiary with interest thereon at the default rate provided in the Note. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Trustor or any person in possession holding under Trustor.

            (g) Apply against the Indebtedness in such order as Beneficiary shall determine any funds held for the benefit of Trustor in escrow by Beneficiary or by any third-party escrow agent under any of the Loan Documents, including without limitation any funds held under the escrow established by Section 5 of this Deed of Trust.

            (h) In the event of any sale of the Security pursuant to Section 23(a), the proceeds of any such sale which are applied in accordance with this Deed of Trust shall be applied in the order following to: (i) all out of pocket expenses incurred for the collection of the Indebtedness and the foreclosure of this Deed of Trust, including reasonable compensation to Trustee and Beneficiary, Trustee's and Beneficiary's agents and attorneys;
(ii) all out of pocket sums expended or incurred by Beneficiary and Trustee directly or indirectly in carrying out the terms, covenants and agreements of the Note or notes evidencing the Indebtedness, of this Deed of Trust and any other Loan Documents, together with interest thereon as therein provided; (iii) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents; (iv) all accrued and unpaid interest upon the Indebtedness; (v) the unpaid principal amount of the Indebtedness; and (vi) the surplus, if any, to the person or persons legally entitled thereto.

            In the event of any acceleration of the Indebtedness pursuant to paragraph (a) of this Section, Trustor shall pay to Beneficiary together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note, and such fee shall be included as part of the Indebtedness, provided, however, that in the event that Trustor reinstates the loan evidenced by the Note, Trustor shall not be obligated to pay any prepayment fee or premium on account of such acceleration.

            (i) As described in Section 36 of this Deed of Trust, Beneficiary may, to the extent permitted under California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time ("Section 726.5"), exercise the rights and remedies of an unsecured creditor to the extent permitted by law thereunder. In the event Beneficiary so elects, pursuant to
Section 726.5 and this Deed of Trust, the valuation of the real property, the determination of the environmentally impaired status of such security and any cause of action for a money judgement shall, at the request of Beneficiary, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. Such referee shall be an M.A.I. appraiser selected by Beneficiary and approved by Trustor, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Trustor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

            (j) Subject to the provisions of Section 36 of this Deed of Trust, Beneficiary may, in accordance with Section 736, as such section may be amended from time to time, bring an action against Trustor for breach of any "environmental provision" (as such term in defined in Civil Code Section 736) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or the enforcement of any such "environmental provision".

            Neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section and any of the actions referred to in this Section may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness evidenced by the Note.

            Failure to exercise any right, power or remedy hereunder shall not constitute a waiver of the Event of Default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option, right, power or remedy in the event of any other Event of Default or circumstance specified above.

      24. Acceleration Interest. In addition to any late payment charge which may be due under the Note, Trustor shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the interest rate set forth in the Note plus four percent (4%) per annum, or (ii) the maximum rate that the parties may contract for under applicable law, from and after the first to occur of the following events: if Beneficiary elects to cause the acceleration of the Indebtedness; if an Event of Default occurs under Section 22(d) or 22(e) of this Deed of Trust (which is not cured within any applicable grace period afforded therein); or if all sums due hereunder are not paid on the Maturity Date as set forth in the Note.

      25. Late Charge. In the event any sums principal, interest or escrow payments due under the Note, this Deed of Trust or any other Loan Document are not paid by Trustor within five (5) business days of when due, without regard to any cure or grace period, Trustor shall pay to Beneficiary a late charge for the month during which such payment is not made when due and for each month or fraction thereof that such sum remains unpaid, equal to the lesser of four percent (4%) of such installment or the maximum rate that the parties may contract for under applicable law, as the reasonable estimate by Beneficiary and Trustor of a fair average compensation for the loss that may be sustained by Beneficiary due to the failure of Trustor to make timely payments, and such amount shall be secured hereby. Such late charge shall be paid without prejudice to the right of Beneficiary to collect any other amounts provided to be paid or to declare an Event of Default under this Deed of Trust or any other Loan Document.

      26. Waiver of Statutory Rights. Trustor agrees, to the full extent permitted by law, that in an Event of Default on the part of Trustor hereunder, neither Trustor nor anyone claiming through or under Trustor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the sale of the Security, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Trustor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Deed of Trust marshalled upon any foreclosure or sale under the power granted herein.

      27. Security Interest. This Deed of Trust shall, as to any equipment and other Personal Property covered hereby and all additions thereto, substitutions therefore and proceeds thereof, be deemed to constitute a security agreement, and Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest therein pursuant to the California Uniform Commercial Code. Trustor agrees, upon request of Beneficiary, to furnish an inventory of Personal Property owned by Trustor and subject to this Deed of Trust and, upon request by Beneficiary, to execute and file and/or record all at Trustor's expense any supplements to this Deed of Trust, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby.
Without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created any other security interest in said property, including replacements and additions thereto. Except as previously disclosed to and approved by Beneficiary in writing, Trustor warrants and agrees that there is no existing financing statement covering such property, or any part thereof, on file in any public office (other than those in favor of Beneficiary, as secured party) and agrees that all or such portion of any such property now or hereafter subject to this Deed of Trust is, and shall be, kept (except with the written consent of Beneficiary) free and clear from any other lien, security interest or encumbrance. Upon any Event of Default, Beneficiary shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Deed of Trust, including but not limited to the right to require Trustor to assemble such Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Beneficiary sends such notice to Trustor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Beneficiary first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness in such order and amounts as Beneficiary shall elect. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State, this Deed of Trust shall also constitute a financing statement and a fixture filing under the California Uniform Commercial Code.

      28. Right of Entry. Subject to the rights of tenants under the tenant leases, Beneficiary and Beneficiary's representatives may at all times upon five (5) days prior notice to Trustor (except in the case of an emergency, in which case no notice shall be required) enter upon the Security and inspect the same, or cause it to be inspected by agents, employees, or independent contractors of Beneficiary, and show the same to others, but Beneficiary shall not be obligated to make any such entry or inspection. Beneficiary's rights hereunder shall include its rights under California Civil Code Section 2929.5 as such Section may be amended from time to time.

      29. Estoppel Certificate. Both Trustor and Beneficiary, within fifteen (15) days after written request from the other party, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Upon request by Beneficiary, Trustor shall exercise any right it may have to request an estoppel certificate from any or all of the tenants on the Security within fifteen (15) days following Beneficiary's request.

      30. Annual Statements. Trustor shall, within ninety (90) days after the end of each fiscal year of Trustor, deliver to Beneficiary a balance sheet, statement of sources and uses, rent roll acceptable to Beneficiary, and a statement of operating cash flow and accounts receivable in reasonable detail. These annual reports are to be certified by a managing general partner of Trustor, confirming that they have been prepared in accordance with generally accepted accounting principles together with any "Notes to Financial Statements". In addition, Trustor agrees to upon request provide Beneficiary with unaudited quarterly cash flow reports and current rent roll and Trustor agrees to provide a proforma income statement and current expense statement for the current and prior year by January 15 of the current year. Beneficiary may, at any time, require that the annual reports be accompanied by an unqualified opinion of independent certified public accountants who are satisfactory to Beneficiary, the cost of which shall be paid by Trustor, provided however, that in no event shall Trustor be required to deliver the same prior to the date which is the later of (i) 90 days after Beneficiary's request or (ii) 90 days after the end of Trustor's fiscal year.

            If Trustor omits to prepare and deliver promptly any report required by this Section, Beneficiary shall have the right, but not the obligation, in addition to exercising any remedy for an Event of Default as provided for in this Deed of Trust, to make an audit of all books and records of Trustor and its beneficiaries, including without limitation their bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Trustor failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent Certified Public Accountant to be selected by Beneficiary. Trustor shall pay all expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate set forth herein.

            Beneficiary shall use reasonable care to maintain the confidentiality of any information received pursuant to this Section and all other non-public information about Trustor or any indemnitor or guarantor or the physical condition of the Security; provided, however, that Beneficiary may disclose such information to its officers, employees, directors, agents, loan correspondents, independent auditors, engineering consultants, counsel or similar professionals, and to any prospective transferee (or agent or broker of such transferee) of all or any portion of Beneficiary's investment in connection with a contemplated sale of the loan evidenced by the Note, or as Beneficiary may deem necessary to allow for a fair sale of the Security in any foreclosure sale, and may disclose to such other persons or entities such information (i) as may become generally available to the public, (ii) as shall be required or appropriate in any report, statement or testimony submitted to, or made available in any audit conducted by, any municipal, state or federal regulatory body, the National Association of Insurance Commissioners or similar organizations or their successors, or any other regulatory or rating agency or company, (iii) as shall be required or appropriate in response to any summons or subpoena or in connection with any litigation, or (iv) to the extent Beneficiary shall believe it appropriate to protect Beneficiary's investment, or in order to comply with any law, order, regulation or ruling applicable to Beneficiary.

      31. Rights Cumulative. Each right and remedy of Beneficiary under this Deed of Trust, the Note and any other Loan
Documents, shall be in addition to every other right and remedy of Beneficiary and such rights and remedies may be enforced separately or in any combination.

      32. Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Beneficiary at Trustor's request, and Beneficiary shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

      33. No Waiver. Any failure by Beneficiary or Trustee to insist upon the strict performance by Trustor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Trustor of any and all of the terms and provisions hereof to be performed by Trustor.

      34. Deed of Trust Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Beneficiary, shall not affect the lien hereof or the liability of Trustor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Beneficiary.

      35. Indemnification. Trustor shall indemnify and hold Beneficiary harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including reasonable attorneys' fees) which Beneficiary may incur by reason of this Deed of Trust or with regard to the Security prior to the exercise of any remedies under this Deed of Trust. Trustor shall defend Beneficiary against any claim or litigation involving Beneficiary for the same, and shall have the right to select counsel reasonably acceptable to Beneficiary. In the event that Beneficiary incurs such obligation, liability, loss, cost, expense, fine, penalty or damage, then Trustor shall reimburse Beneficiary within ten (10) days of demand. Any amount owed Beneficiary under this provision shall bear interest at the Default Rate set forth herein and shall be secured hereby.

      36. Nonrecourse. Notwithstanding any provision herein or in any other Loan Document to the contrary, Trustor's liability for repayment of the Indebtedness or the performance of any obligation hereunder or under any Loan Document shall be limited to the Security, except as provided in this Section 36. Accordingly, no judgment for the repayment of the Indebtedness or the performance of any obligation, or to collect any amount payable under any of the Loan Documents shall be enforced against Trustor or any other party personally in any action to foreclose this Deed of Trust or to otherwise realize upon the Security or to collect any amount payable under any Loan Document.

            Nothing herein contained shall be construed as prohibiting Beneficiary from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings (including an action or suit for judicial foreclosure) against Trustor and to enter a judgment against Trustor, so long as the exercise of any remedy does not extend to obtaining a judgment in the nature of a deficiency judgment or to the or the execution against or recovery out of any property of Trustor or any direct or indirect partner in Trustor other than the Security or other security furnished under the Loan Documents on account of a judgment in the nature of a deficiency judgment.
Notwithstanding the foregoing limitations, Trustor and its general partners (but not any other sub-tier entities) shall be liable for the following acts or omissions, to the extent described:

            (a) (i) misapplying (i.e. using in a manner other than as permitted under the Loan Documents) any condemnation awards or insurance proceeds attributable to the Security, to the full extent of such awards or proceeds so misapplied; (ii) at the time of foreclosure or conveyance in lieu thereof, failing to turn over any unapplied security deposits attributable to the Security and required to be held by Trustor under the terms of any and all leases, to the full extent of such failure; (iii) collecting any rents in advance in violation of any covenant contained in the Loan Documents, to the full extent of such rents so collected in advance; (iv) committing fraud, intentional misrepresentation or waste in connection with the operation of the Security or the making of the loan secured hereby, to the full extent of any remedies available at law or in equity; (v) failing to pay when due any debt service on any indebtedness related to the Security, operating and maintenance charges, insurance premiums, deposits into a reserve for replacements or any other sums due under the Loan Documents (the existence of which are known to Trustor), but only to the extent that gross revenues from the Security during the six (6) months prior to a notice of acceleration to Trustor through the date of foreclosure or conveyance in lieu thereof were otherwise sufficient to pay such expenses but were not so used; and

            (b) Under any separate guaranty, master lease or indemnity agreement from Trustor or its general partners including, but not limited to, the Environmental Indemnity, provided that such agreement expressly states that recourse thereunder is an exception to the limitation on liability provided herein.

            Notwithstanding any provision hereof to the contrary, Beneficiary shall be permitted to bring an action against Trustor and its general partners personally (but not against any sub-tier entities) and to execute against and recover out of any property of Trustor or its general partners (but not against or out of property of any other sub-tier entity), for all sums due pursuant to the Loan Documents to the extent permitted by the terms of
Section 726.5, and to have the rights and remedies of an unsecured lender to the extent permitted thereunder. If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with this grammatical paragraph, Trustor and its general partners (but not any other sub-tier entities) promise to pay Beneficiary, on demand by Beneficiary, following the exercise, all amounts owed to Beneficiary under the Loan Documents, and Trustor and its general partners (but not any other sub-tier entity) agree that Trustor and its general partners (but not any other sub-tier entity) will be personally liable for the payment of all such sums.

            Notwithstanding anything herein or in any other Loan Document to the contrary, no present or future constituent partner in or agent of the general partners of Trustor or their respective successors or assigns, nor any shareholder, officer, director, employee, trustee, beneficiary or agent of any corporation or trust of agent of Trustor or of any constituent partner in Trustor shall be personally liable, directly or indirectly under or in connection with the Note, this Deed of Trust or any other Loan Document, or any instrument or certificate securing or otherwise executed in connection with the Note, this Deed of Trust, or any other Loan Document or any amendments or modifications thereto made at any times heretofore or hereafter and Beneficiary and Beneficiary's successors and assigns hereby waive such personal liability. Accordingly, with respect to the foregoing exceptions to the non-recourse provisions contained in Sections 36(a) and 36(b) of this Deed of Trust, and the Environmental Indemnity, Beneficiary's recourse shall be limited solely to the assets of Trustor and its general partners (but of no other sub-tier entity).

            For the purposes of the Note, this Deed of Trust, each of the other Loan Documents and any such instruments or certificates and any amendments and modifications thereto, neither a negative capital account of any constituent partner in Trustor nor any obligation to restore any negative capital account of Trustor or of any constituent partner in Trustor shall at all times be deemed to be the property or asset of Trustor or any other constituent partner and neither Beneficiary nor its successors and assigns shall have the right to collect, enforce or proceed against or with respect to any such negative capital account or a partner's obligation to restore or contribute. As used in this paragraph, "constituent partner" means a partner in Trustor or in a partnership that has a direct or indirect interest (through one or more partnerships) in Trustor.

      37. Attorneys' Fees. Any reference to "attorney fees", "attorneys' fees" or attorney's fees" in this document means both the reasonable out of pocket fees, charges and costs incurred by Beneficiary or Trustee through Beneficiary's or Trustee's retention of outside legal counsel, paralegals or legal assistants, and the reasonable allocable fees, costs and charges for services rendered by Beneficiary's in-house counsel, paralegals and legal assistants. Any reference to "attorney fees", "attorneys' fees" or attorney's fees" in this document shall also include but not be limited to those reasonable out of pocket attorneys or legal fees, costs and charges incurred by Beneficiary or Trustee in the collection of any Indebtedness, the enforcement of obligations hereunder, the protection of the Security, the appointment of a receiver as permitted hereunder, the foreclosure of this Deed of Trust, the sale of the Security by power of sale under the Loan Documents , any action by Beneficiary pursuant to Section 726.5, the defense of actions arising hereunder and the collection, protection or setoff of any claim Beneficiary may have in a proceeding under Title 11, United States Code, or any state bankruptcy or insolvency statute. Attorneys' fees provided for hereunder shall accrue whether or not Beneficiary has provided notice of default or of an intention to exercise its remedies for such default. Furthermore, any reference in this Deed of Trust or any other Loan Document to "out of pocket" fees, costs, charges or expenses shall include attorneys' fees as described herein, including, without limitation, any reasonable allocable fees, costs, charges and expenses for services rendered by Beneficiary's in-house counsel, paralegals or legal assistants.

      38. Trustee's Costs and Expenses; Governmental Charges. Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, including without limitation the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of their interest in the Loan Documents.

      39. Protection of Security; Costs and Expenses. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder (including, without limitation, any action pursuant to Section 726.5). If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust within applicable notice or cure periods, if any, or if any action or proceeding is commenced which affects Beneficiary's or Trustee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's or Trustee's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Security to make repairs or take other action to protect the security hereof, and pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary or Trustee (including without limitation fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section shall be additional indebtedness of Trustor secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate. All such amounts shall be payable by Trustor within ten (10) days of demand. Nothing contained in this Section shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

      40. Notices. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt, or deposited in the United States mail, postage prepaid and registered or certified mail, return receipt requested, addressed as set forth below or to such other address within the continental United States of America as may have theretofore have been designed in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States mail, whichever is applicable. For purposes hereof, the addresses are as follows:

     If to Beneficiary:  Connecticut General Life Insurance
Company
                         c/o CIGNA Investments, Inc.
                         900 Cottage Grove Road
                         Hartford, Connecticut  06152-2215
                         Attn:  Investment Services, S-319

        with a copy to:  CIGNA Corporation
                         Investment Law Department
                         900 Cottage Grove Road
                         Hartford, Connecticut  06152-2215
                         Attn:  Real Estate Division, S-215A

         If to Trustor:  JMB/San Jose Associates
                         c/o JMB Realty Corporation
                         900 N. Michigan Avenue
                         Chicago, Illinois 60611
                         Attn: Director of Finance

        With a copy to:  Pircher, Nichols & Meeks
                         1999 Avenue of the Stars
                         Los Angeles, CA 90067
                         Attn: Real Estate Notices (DSB)

      41. Reconveyance. Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Security and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Security without warranty to the person or persons legally entitled thereto. Such person or persons shall pay all costs or recordation, if any. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five (5) years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

      42. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the State of California.

      43. Substitution of Trustee. Beneficiary may remove Trustee at any time or from time to time for any reason (with or without cause) and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the Security covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

      44. Invalidity. If any provision of this Deed of Trust shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Deed of Trust.

      45. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

      46. Modifications. This Deed of Trust may not be changed or terminated except in writing by both Trustor and Beneficiary. The provisions of this Deed of Trust shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, extensions, amendments, consolidations, or modifications thereof.

      47. Bind and Inure. The provisions of this Deed of Trust shall be binding on Trustor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Trustor herein shall run with the land, and this Deed of Trust and all of the covenants herein contained shall inure to the benefit of Beneficiary, its successors and assigns.

      48. Replacement of Note. Upon receipt of evidence reasonably satisfactory to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu thereof, a replacement Note,identical in form and substance to the Note and dated as of the date of the Note, and upon such execution and delivery all references in this Deed of Trust to the Note shall be deemed to refer to such replacement Note.

      49. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Trustor under this Deed of Trust, the Note and any of the other
Loan Documents.

         Amendment and Restatement. This Deed of Trust amends, modifies and restates in its entirety that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated September 29, 1986 from Trustor in favor of Beneficiary and recorded in the Official Records of Santa Clara County as Instrument No. 8963704, together with any and all extensions, modifications and amendments thereto (the "Original Deed of Trust"). All references to the "Deed of Trust" contained herein or in any of the other Loan Documents shall mean the Original Deed of Trust as restated hereby. Trustor covenants and agrees that there are no defenses or set-offs with respect to this Deed of Trust, the indebtedness secured by same, or with respect to the collection or enforcement thereof. Trustor further covenants that each and every provision of this Deed of Trust are in full force and effect and are lawful and binding obligations of the Trustor and are enforceable in accordance with their terms. Nothing herein contained shall be construed to impair the lien created by the Original Deed of Trust or the priority thereof. The parties do not intend this agreement to be construed as a novation of the Note or any other Loan Document.

                        REQUEST FOR NOTICE

Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

            IN WITNESS WHEREOF, Trustor has duly executed this Deed of Trust as of the day and year first above written.


             TRUSTOR:   JMB/SAN JOSE ASSOCIATES, an Illinois
general partnership

                        By: JMB Income Properties, Ltd.-XI,
                            an Illinois limited partnership,
                            General Partner

                            By: JMB Realty Corporation,
                                a Delaware corporation,
                                General Partner



                                By:

                                Name:

                                Its:


                        By: JMB Income Properties, Ltd.-XII,
                            an Illinois limited partnership,
                            General Partner

                            By: JMB Realty Corporation,
                                a Delaware corporation,
                                General Partner



                                By:

                                Name:

                                Its:
AMENDED AND RESTATED

DEED OF TRUST, SECURITY AGREEMENT

WITH ASSIGNMENT OF RENTS AND FIXTURE FILING

                 DEED OF TRUST, SECURITY AGREEMENT
            WITH ASSIGNMENT OF RENTS AND FIXTURE FILING


                         TABLE OF CONTENTS

                                                              Page

1.    Payment of Indebtedness. . . . . . . . . . . . . . . . .   4

2.    Covenants of Title . . . . . . . . . . . . . . . . . . .   4

3.    Usury. . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.    Impositions. . . . . . . . . . . . . . . . . . . . . . .   5

5.    Tax Deposits . . . . . . . . . . . . . . . . . . . . . .   6

6.    Change in Taxes. . . . . . . . . . . . . . . . . . . . .   7

7.    Insurance. . . . . . . . . . . . . . . . . . . . . . . .   7

8.    Casualty . . . . . . . . . . . . . . . . . . . . . . . .  10

9.    Condemnation . . . . . . . . . . . . . . . . . . . . . .  13

10.   Repair; Alterations; Waste . . . . . . . . . . . . . . .  14

11.   Environmental. . . . . . . . . . . . . . . . . . . . . .  15

12.   Independence of Security . . . . . . . . . . . . . . . .  18

13.   No Other Liens . . . . . . . . . . . . . . . . . . . . .  18

14.   Management . . . . . . . . . . . . . . . . . . . . . . .  18

15.   Ground Lease . . . . . . . . . . . . . . . . . . . . . .  19

16.   Sidewalks, Municipal Charges . . . . . . . . . . . . . .  19

17.   Assignment of Rents and Leases . . . . . . . . . . . . .  19

18.   Future Leases. . . . . . . . . . . . . . . . . . . . . .  20

19.   Trustor's Obligations as Lessor. . . . . . . . . . . . .  21

20.   Leases; Foreclosure. . . . . . . . . . . . . . . . . . .  21

21.   Operating Agreements . . . . . . . . . . . . . . . . . .  22

22.   Events of Default. . . . . . . . . . . . . . . . . . . .  22

23.   Remedies Upon Default. . . . . . . . . . . . . . . . . .  25

24.   Acceleration Interest. . . . . . . . . . . . . . . . . .  29

25.   Late Charge. . . . . . . . . . . . . . . . . . . . . . .  30

26.   Waiver of Statutory Rights . . . . . . . . . . . . . . .  30

27.   Security Interest. . . . . . . . . . . . . . . . . . . .  30

28.   Right of Entry . . . . . . . . . . . . . . . . . . . . .  31

29.   Estoppel Certificate . . . . . . . . . . . . . . . . . .  31

30.   Annual Statements. . . . . . . . . . . . . . . . . . . .  31

31.   Rights Cumulative. . . . . . . . . . . . . . . . . . . .  32

32.   Subrogation. . . . . . . . . . . . . . . . . . . . . . .  32

33.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . .  32

34.   Deed of Trust Extension. . . . . . . . . . . . . . . . .  33

35.   Indemnification. . . . . . . . . . . . . . . . . . . . .  33

36.   Nonrecourse. . . . . . . . . . . . . . . . . . . . . . .  33

37.   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . .  35

38.   Trustee's Costs and Expenses; Governmental Charges . . .  35

39.   Protection of Security; Costs and Expenses . . . . . . .  35

40.   Notices. . . . . . . . . . . . . . . . . . . . . . . . .  36

41.   Reconveyance . . . . . . . . . . . . . . . . . . . . . .  36

42.   Applicable Law . . . . . . . . . . . . . . . . . . . . .  37

43.   Substitution of Trustee. . . . . . . . . . . . . . . . .  37

44.   Invalidity . . . . . . . . . . . . . . . . . . . . . . .  37

45.   Captions . . . . . . . . . . . . . . . . . . . . . . . .  37

46.   Modifications. . . . . . . . . . . . . . . . . . . . . .  37

47.   Bind and Inure . . . . . . . . . . . . . . . . . . . . .  37

48.   Replacement of Note. . . . . . . . . . . . . . . . . . .  37

49.   Time of the Essence. . . . . . . . . . . . . . . . . . .  37

50.   Amendment and Restatement. . . . . . . . . . . . . . . .  37


      Exhibit A - Legal Description
      Exhibit B - Estoppel Certificate Form
   Exhibit C - Subordination, Non-Disturbance and Attornment Agreemente Form

                             EXHIBIT A


                         Legal Description

                             EXHIBIT B


                     Estoppel Certificate Form


              This form has been separately furnished
                    by Beneficiary to Trustor.

                             EXHIBIT C


                  Subordination, Non-Disturbance
                   and Attornment Agreement Form


              This form has been separately furnished
                    by Beneficiary to Trustor.